UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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INTL FCStone Inc.
(Name of Registrant as Specified in Its Charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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INTL FCSTONE INC.

708 Third Avenue
Suite 1500
New York, New York 10017

January 11, 2013
Dear Shareholders:
You are cordially invited to attend the annual meeting of shareholders of INTL FCStone Inc. to be held at The University Club of New York, One West 54th Street, New York, New York on Thursday, February 21, 2013 at 10:00 a.m. (Eastern Standard Time). At the meeting, shareholders will be asked to vote on the election of nine Directors; the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's 2013 fiscal year; the approval of the proposed 2013 Stock Option Plan, and to transact such other business as may properly come before the meeting.
Again this year we are using the "Notice and Access" method of providing proxy materials to you via the Internet. This process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. In this regard, last year we realized a savings of approximately 33% in our first year of Notice and Access. On or about January 11, 2013, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2012 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2012 Annual Report.
The Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter provide detailed information concerning the matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. Thank you for your continued support of INTL FCStone Inc.
Sincerely,
John Radziwill
Chairman

Notice of Annual Meeting of Shareholders
Thursday, February 21, 2013
10:00 a.m. Eastern Standard Time
The University Club of New York, One West 54th Street, New York, New York
TO THE SHAREHOLDERS OF INTL FCSTONE INC.
The annual meeting of the shareholders of INTL FCStone Inc., a Delaware corporation (the "Company" or “INTL FCStone”), will be held on Thursday, February 21, 2013, at 10:00 a.m. Eastern Standard Time at The University Club of New York, One West 54th Street, New York, New York, for the following purposes:

1.	To elect nine Directors;

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2013 fiscal year;

3.	To approve the proposed INTL FCStone Inc. 2013 Stock Option Plan; and

4.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on January 2, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about January 11, 2013, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement, our 2012 Annual Report, and a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.
Even if you plan to attend the annual meeting in person, we request that you vote by one of the methods described in the proxy notification and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.
If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.
January 11, 2013
New York, New York
By order of the Board of Directors,
SEAN M. O'CONNOR
Chief Executive Officer

INTL FCSTONE INC.
PROXY STATEMENT
2013 Annual Meeting of Shareholders
GENERAL
The proxy is solicited on behalf of the Board of Directors of INTL FCStone Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Thursday, February 21, 2013, at 10:00 a.m. (Eastern Standard Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at The University Club of New York, One West 54th Street, New York, New York. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about January 11, 2013 to all shareholders entitled to vote at the annual meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the annual meeting take place?
The annual meeting will be held on February 21, 2013 at 10:00 a.m. (Eastern Standard Time), at The University Club of New York, One West 54th Street, New York, New York.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
The "Notice and Access" rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about January 11, 2013. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.
Why did I receive this proxy statement?
You received this proxy statement because you held shares of the Company's common stock on January 2, 2013 (the "Record Date") and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
You are being asked to vote on five items:

1.	The election of nine Directors (see page 4);

2.	The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2013 fiscal year (see page 23);

3.	The approval of the proposed INTL FCStone Inc. 2013 Stock Option Plan (see page 26).
How do I vote?
Shareholders of Record
If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-866-641-4276.

•	By internet at www.envisionreports.com/INTL

•	If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.
Street Name Holders
Shares which are held in a brokerage account in the name of the broker are said to be held in "street name."
If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What is the deadline for voting via Internet or telephone?
Internet and telephone voting is available through 11:59 p.m. (Eastern Standard Time) on Wednesday, February 20, 2013 (the day before the annual meeting).
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote in the following manner:

1.	FOR each of the persons nominated by the Board of Directors to serve as Directors;

2.	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the 2013 fiscal year;

3.	FOR the approval of the proposed INTL FCStone Inc. 2013 Stock Option Plan.
Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize the Chairman and the Chief Executive Officer of the Company to vote on such matters in their discretion.
Who is entitled to vote at the meeting?
Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
You will have one vote for each share of the Company's common stock that you owned on the Record Date.
How many votes can be cast by all shareholders?
The Company had 19,323,381 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
The holders of a majority of the Company's common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 9,661,692 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What vote is required to approve each proposal?
For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
For the ratification of the appointment of KPMG LLP (Proposal No.2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
For the approval of the proposed INTL FCStone Inc. 2013 Stock Option Plan (Proposal No. 3), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.
Can I change my vote?
Yes. If you are stockholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Who can attend the annual meeting?
Any person who was a shareholder of the Company on January 2, 2013 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for Director named in this proxy statement;

•	FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the 2013 fiscal year;

•	FOR the approval of the proposed INTL FCStone Inc. 2013 Stock Option Plan.
Who can help answer my questions?
If you are an INTL FCStone Inc. shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:
David Bolte
Corporate Secretary
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(515) 223-3797

PROPOSAL 1 - ELECTION OF DIRECTORS
The certificate of incorporation of the Company provides that the Company will have a Board of Directors consisting of nine members commencing at the 2013 annual meeting of shareholders, and further provides that the number of Directors may thereafter be increased or decreased by resolution of the Board Directors.
The Nominating & Governance Committee of the Company has nominated and the Board of Directors has approved the nominations of nine persons to serve as Directors until the 2014 annual meeting, or until each Director's successor is elected and qualified, or until the death or resignation of a Director. Each of the nominees has agreed to serve if elected.
The nominees are as follows:

Name of Nominee	Age	Director Since

Paul G. Anderson	60	2009
Scott J. Branch	50	2002
John Fowler	63	2005
Daryl K. Henze	69	2009
Bruce Krehbiel	59	2009
Sean M. O'Connor	50	2002
Eric Parthemore	63	2009
John Radziwill	65	2002
Diego J. Veitia	69	1987
The background of each nominee for Director is as follows:
Paul G. Anderson was elected as a Director of the Company on October 1, 2009, following the merger with FCStone Group, Inc. ("FCStone"), and was appointed President of the Company on October 5, 2009. Mr. Anderson retired as President of the Company on October 1, 2012 and continues to serve as a consultant to the Company and Vice-Chairman of the Board. Mr. Anderson had been employed by FCStone since 1987 and had served as its President and Chief Executive Officer since 1999. He also served as a Director of FCStone from 2006 until the merger with the Company. Mr. Anderson is the past President of the Kansas Cooperative Council and past founding Chairman of the Arthur Capper Cooperative Center at Kansas State University. Mr. Anderson is a Director of the Associated Benefits Corporation and is a member of National Council of Farmer Cooperatives, the National Feed and Grain Association and several other state associations.
The Board believes that Mr. Anderson's strong leadership skills and knowledge of the Company, in particular with respect to the products and services provided by the various FCStone segments, is valuable to the Board. In addition to his other skills and qualifications, Mr. Anderson's former position as President serves as a valuable link between the management, operations and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy, along with an unequaled knowledge of the core risk management services provided to a significant portion of the Company's customer base.
Scott J. Branch was appointed the Chief Operating Officer of the Company in October 2009, following the merger with FCStone. From 2002 until October 2009, he served as President of the Company. He was elected to the Board of Directors in December 2002. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.
The Board believes that Mr. Branch's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. Branch made a significant equity investment in the Company and since that time has been instrumental in guiding the Company's successful strategy and growth. In addition to his other skills and qualifications, Mr. Branch's position as Chief Operating Officer serves as a valuable link between the management and operations of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.
John M. Fowler was elected as a Director of the Company in 2005. Mr. Fowler, an attorney by training, has been a private investor since 1998 and currently serves as a private financial consultant and adviser. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as an Executive Vice President of the Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994. Mr. Fowler has served as General

Counsel of the U.S. Department of Transportation, as a Director of Amtrak, and as a Director of and Chairman of the Compensation Committee of Air Transport International.
Mr. Fowler brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting and executive compensation. His previous positions also afford him a wealth of experience in the operation and management of a public company in the financial services sector.
Daryl Henze was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. From November 2006 until the merger, he served as a Director of FCStone. He also served as the chairman of the audit committee of FCStone. Mr. Henze is a consultant in the area of finance and accounting. He spent 36 years with the accounting firm KPMG LLP before his retirement in 2001, including 28 years as an audit partner. Mr. Henze serves on the Board of Directors of Wellmark, Inc. and is Lead Director, Chairman of its Audit Committee, Chairman of its Governance Committee, and a member of its Human Resources and Finance Committees. Mr. Henze also serves on the Boards of two private companies. He is a former president of the Minnesota State University-Mankato Alumni Association, on the Board of Directors of the Minnesota State University-Mankato Foundation, and is on the Iowa State University Foundation Board of Governors. He is a past president of the Iowa Society of Certified Public Accountants and served on the Iowa Accountancy Examining Board for nine years.
Mr. Henze brings to the Board, among other skills and qualifications, significant knowledge in the areas of finance, accounting, internal audit and Sarbanes-Oxley compliance. In addition, as a Board member of Wellmark, Inc., Mr. Henze is able to provide knowledge and insight into the insurance and employee benefits industry at a time when the Company's employee benefit costs are anticipated to be impacted by new health care and insurance requirements.
Bruce Krehbiel was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. From 1988 until the merger, he served as a Director of FCStone, including service as its Chairman and a member of its Board's Executive Committee. Mr. Krehbiel is the manager of Kanza Cooperative Association in Iuka, Kansas, and has worked for Kanza Cooperative Association since 1986. Mr. Krehbiel has held Director positions on the boards of the Midwest Chapter of the National Society of Accountants for Cooperatives, CenKan, LLC, and Agri-Business Benefit Group.
Mr. Krehbiel brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of accounting, risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the former Chairman of the Board of FCStone, Mr. Krehbiel is able to provide knowledge, guidance and insight into the continuing integration of the multiple operations comprising the Company.
Sean M. O'Connor joined the Company in October 2002 as Chief Executive Officer. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O'Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O'Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.
The Board believes that Mr. O'Connor's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. O'Connor made a significant equity investment in the Company and since that time has led the Company and guided its successful strategy and growth. In addition to his other skills and qualifications, Mr. O'Connor's position as Chief Executive Officer serves as a valuable link between the management and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business, strategy and opportunities.
Eric Parthemore was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. He had previously served as a Director of FCStone since 1996, as Vice Chairman of FCStone since January 2007, and as a member of its Board's Executive Committee. He served as the Secretary and Treasurer of FCStone until January 2007. Mr. Parthemore is the President and Chief Executive Officer of Heritage Cooperative, Inc. in West Mansfield, Ohio. He has held that position since September 2009 and had served in the same capacity with its predecessor company since 1996. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio. In 2009 Mr. Parthemore was selected to serve on the National Grain Car Council of the Surface Transportation Board, an agency of the US Department of Transportation.
Mr. Parthemore brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the CEO of a large grain and supply cooperative involved in multiple mergers with similar organizations, Mr. Parthemore is able to provide knowledge, guidance and insight into successfully integrating the operations of multiple organizations at a time when the Company is also in the process of integrating multiple organizations.
John Radziwill was elected as a Director of the Company in 2002. Mr. Radziwill is currently a Director of Goldcrown Group Limited, Oryx International Growth Fund Limited, Fifth Street Capital (BVI), PingTone Communications, Inc., and Vendor Safe Technologies Inc. In the past five years, he has also served as a Director of Baltimore Capital Plc, Lionheart Group, Inc.,

USA Micro Cap Value Co. Ltd, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. Mr. Radziwill is a member of the Bar of England and Wales.
Mr. Radziwill brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, and institutional investing, in particular in the small capitalization sector. In 2002, Mr. Radziwill, together with Mr. O'Connor and Mr. Branch, made a significant equity investment in the Company and, as an independent Director of the Company, has been closely involved in its development and growth. In addition, his background and current positions afford him the ability to bring an international perspective to the Board. This insight will be increasingly valuable as the Company continues to expand its international operations.
Diego J. Veitia founded International Assets Holding Corporation (now INTL FCStone Inc.) in 1987 and served as Executive Chairman of the Board until September 30, 2006. He served as Chief Executive Officer of the Company from its inception in 1987 until October 2002. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., a private investment company.
Mr. Veitia brings to the Board, among other skills and qualifications, a unique perspective to the Board as the founder of the organization. Mr. Veitia also brings insight from a variety of long-term and institutional investors with whom he maintains contact.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company's Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company's senior management.
There are three standing committees of the Board of Directors -- the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Committee assignments are re-evaluated annually and approved during the Board meeting that follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its standing Committees. Copies of these charters can be found on the Company's website at www.intlfcstone.com.
During the fiscal year ended September 30, 2012, the Board of Directors held seven meetings. Each Director attended at least 75% of the total number of regular meetings of the Board. In addition, each Director attended at least 75% of the Board committee meetings of which he was a member in 2012.
The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders and at scheduled meetings of the Board of Directors. This policy is as follows:
Attendance of Directors at Meetings
The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.
Directors are also expected to attend the annual meeting of shareholders. The Board believes that Director attendance at shareholder meetings is appropriate and can assist Directors in carrying out their duties. When Directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a Director from attending a meeting.
All of the Company's current Directors attended the 2012 annual meeting of the shareholders on February 23, 2012.
Audit Committee
The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company's staff, management performance and procedures in connection with financial controls and receive and consider the accountants' comments on the Company's internal controls. The members of the Audit Committee during the 2012 fiscal year were: Daryl Henze (Chairman), John M. Fowler, Jack Friedman, Justin R. Wheeler and Bruce Krehbiel. The Audit Committee met six times during the 2012 fiscal year.

The Board has determined that at least one member of the Audit Committee who served during the Company's 2012 fiscal year, namely the Chairman of the Committee, Mr. Henze, is an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company's executive officers and other key employees and performs such other functions regarding compensation as the Board may delegate. The members of the Compensation Committee during the 2012 fiscal year were: Justin R. Wheeler (Chairman), Diego J. Veitia, John M. Fowler, Bruce Krehbiel and Eric Parthemore. The Compensation Committee met four times during the 2012 fiscal year.
Nominating & Governance Committee
The Nominating & Governance Committee reviews and evaluates the effectiveness of the Company's executive development and succession planning processes, as well as providing active leadership and oversight of these processes. The Nominating & Governance Committee also evaluates and recommends nominees for membership on the Company's Board of Directors and its committees and develops and recommends to the Board a set of effective corporate governance policies and procedures.
The members of the Nominating & Governance Committee during the 2012 fiscal year were: John M. Fowler (Chairman), Eric Parthemore, Jack Friedman, Justin R. Wheeler and Diego Veitia. The Committee met four times during the 2012 fiscal year.
In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating & Governance Committee which is posted on the Company's website. The policy is as follows:
The Nominating & Governance Committee is charged with recommending to the entire board a slate of Director nominees for election at each annual meeting of the shareholders. Candidates for Director nominees are selected for their character, judgment and business experience.
The Committee will consider recommendations from the Company's shareholders when establishing the slate of Director nominees to be submitted to the entire board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from Directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.
Procedures by which Shareholders may submit Nominees for Director
For a shareholder to recommend a Director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating & Governance Committee, c/o Corporate Secretary, INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee's background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a Director and abide by the corporate governance policies of the Company (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.
Recommendations which comply with the foregoing procedures and which are received by the Corporate Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating & Governance Committee for review and consideration by the Committee for inclusion in the slate of Director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year. In evaluating Director nominees, the Nominating & Governance Committee considers the following factors:

•	the appropriate size of the Company's Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its Directors;

•
the knowledge, skills and experience of nominees, including experience in commodities and securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh and diverse perspectives provided by new members.
The Nominating & Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating & Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating & Governance Committee also believes that it is appropriate for certain key members of the Company's management to serve as Directors.
The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating & Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committee. Research may also be performed to identify qualified individuals. In consideration of the growth of the Company and the expanded international scope of the Company, it is anticipated the Company will strive to increase the diversity on the Board of Directors in the future. To date, the Company has not engaged third parties to identify or evaluate potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.
Shareholder Communications with Non-Management Members of the Board
The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company's website, www.intlfcstone.com, is as follows:
Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116 or via e-mail to board@intlfcstone.com.
The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management Directors. Non-management Directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.
Board Leadership
A substantial majority of the members of the Board of Directors (eight of eleven) are independent Directors. The three Board committees - Audit, Nominating and Governance, and Compensation - are comprised solely of and chaired by independent Directors; and at each regularly scheduled Board meeting, the non-management Directors meet in executive session without management Directors. The position of Chairman of the Board is separated from Chief Executive Officer, and the Chairman of the Board position is held by an independent Director.
Board's Role of Risk Oversight
The Board of Directors has oversight responsibility with respect to the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and reports regularly to the Board and to specific committees on current and emerging risks and the Company's approach to avoiding the mitigating risk exposure. The Board reviews the Company's most significant risks and whether management, including the risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy.
The Compensation Committee of the Board monitors the compensation programs of the Company, including reviewing the relationship between the Company's risk management policies and practices and compensation arrangements. Credit losses and trading losses are considered in the calculation of variable compensation of executives and Company revenue producers, and negative balances in one period are carried forward to succeeding periods. The Company periodically changes or adapts its compensation policies to address the specific risk profile of each business unit.

Board and Committee Evaluation
The Nominating & Governance Committee annually reviews and evaluates the performance of the Board of Directors. The Committee evaluates the Board's contribution as a whole and reviews areas in which the Board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board. In addition, each committee conducts an annual self-evaluation. The committee self-evaluations review whether and how well each committee has performed the responsibilities in its charter, whether there are sufficient meetings covering the necessary topics, whether the meeting materials are effective, and other matters.
Director Education
Continuing director education is provided in conjunction with regular Board meetings and focuses on topics necessary to enable the Board to effectively evaluate issues before the Board. The education takes the form of management and key staff presentations covering timely subjects and topics, along with in-depth reviews of key business units and geographic regions serviced by the Company and its subsidiaries.

BOARD MEMBER INDEPENDENCE
The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating & Governance Committee and the Board. No Director is considered independent if he is an executive officer or employee of the Company or has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.
The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company's Directors, other than Sean O'Connor, Scott Branch and Paul Anderson, is an independent Director within the meaning of Rule 5600 of the NASDAQ Stock Exchange. Accordingly, all of the members of the Audit, Compensation and Nominating & Governance Committees are independent within the meaning of NASDAQ Rule 5600.
EXECUTIVE COMPENSATION -
COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the Company's executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.
Background
The Company's Compensation Committee has primary responsibility for the design and implementation of the Company's executive compensation program. The Committee directly determines the compensation for the Company's principal executive officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of the President, the Chief Operating Officer, the Chief Financial Officer and the Chief Legal and Governance Officer. The Committee also supervises and reviews the compensation for the Company's other executive officers. The salaries for those officers are currently determined by one or more of the Company's principal executive officers. To date, the Compensation Committee has not utilized the services of any compensation consultants, and has no current plans to utilize consultants in the future.
The Compensation Committee has considered the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act in determining the Company's compensation policies and decisions. In this regard, at the Company's 2011 annual meeting, the shareholders voted on a non-binding resolution to approve the compensation awarded by the Company to the Company's named executive officers ("say-on-pay") as described in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2011 annual meeting. At the 2011 annual meeting, approximately 91% of the votes on the say on pay proposal were voted in favor of the proposal. Based on this result, the Compensation Committee has concluded that the Company's shareholders generally support the principal elements of the compensation program adopted by the Compensation Committee. The Committee has relied in part on that conclusion in continuing the principle elements of the compensation program in 2012.
At the 2011 annual meeting, the shareholders voted on a non-binding resolution to determine whether the advisory shareholder vote on say-on-pay should occur every one, two or three years ("say-on-frequency"). Approximately 74% of the votes on the say on frequency proposal voted in favor of a vote every three years. The Company will therefore hold its next vote on the say on pay proposal at its 2014 annual meeting.

For the 2012 fiscal year, the five principal executive officers were Sean M. O'Connor, who served as the Chief Executive Officer, Paul G. Anderson, who served as the President, Scott J. Branch, who served as the Chief Operating Officer, William J. Dunaway, who served as the Chief Financial Officer, and Brian T. Sephton, who served as the Chief Legal and Governance Officer.
The Company's executive compensation program has been designed to reflect the Company's vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company's executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program which provides its executives with a competitive level of compensation relative to the compensation available from the Company's competitors.
The Company's executive compensation program has also been designed to reward executives based on their contribution to the Company's success. The Compensation Committee believes that a compensation program which relies heavily on performance based compensation will both maximize the efforts of the Company's executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.
Objectives of the Company's Executive Compensation Program
The Company's executive compensation program is designed to meet three principal objectives:
•to provide competitive levels of compensation in order to attract and retain talented executives,
•to provide compensation which reflects the contribution made by each executive to the Company's success, and
•to encourage long term service to the Company by awarding equity based compensation.
Attract and Retain Talented Employees
The Company's success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company's compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation that is similar to the compensation paid by other financial services firms.
Provide Compensation Based on Performance
The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company's success. Accordingly, a substantial portion of each executive's compensation is in the form of bonuses, which are based on both objective and subjective criteria.
Encourage Long-Term Service through Equity Awards
The Company seeks to encourage long-term service by making equity awards to the Company's executives. In the case of the principal executive officers, the Compensation Committee may elect to award a portion of the executive's bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock.
What the Executive Compensation Program is Designed to Reward
By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company's compensation program encourages and rewards:
•Efforts by each executive to enhance firm-wide productivity and profitability
•Entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders
Elements of Compensation
The Company's executive compensation program provides for the following elements of compensation:
•base salary
•bonus under established bonus plans with objective criteria
•discretionary bonus based on subjective criteria
•health insurance and similar benefits
Base Salary

The Company pays each executive officer an annual base salary in order to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance based element of compensation that is certain and predictable. The Compensation Committee believes the base salaries paid to the Company's executive officers in 2012 were modest compared to other financial service firms.
The annual base salaries for Sean M. O'Connor, Paul G. Anderson and Scott J. Branch in 2012 were $400,000, unchanged from 2010 and 2011. The annual base salaries for William J. Dunaway and Brian T. Sephton in 2012 were $200,000, also unchanged from 2010 and 2011.
Executive Performance Plan
The Company adopted the current Executive Performance Plan (the “EPP”) in 2012 in order to provide bonuses to designated executives based upon objective criteria. The plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code so that the compensation is deductible for federal income tax purposes. The EPP permits awards to be paid in cash, restricted stock or a combination of both.
The Company utilizes the EPP to reward the Company's five principal executive officers. Bonuses paid under the EPP are objective and are based on criteria established by the Company in advance. The Compensation Committee's goal is to utilize bonuses under the EPP as the Company's principal tool for encouraging executives to maximize productivity and profitability. Awards under the plan provide executives with an incentive to focus on aspects of the Company's performance that the Compensation Committee believes are key to the Company's success.
The Compensation Committee administers the EPP and has responsibility for designations of eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination of these criteria:
•increase in share price
•adjusted return on equity
•control of fixed costs
•control of variable costs
•adjusted EBITDA growth
The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m).
With respect to adjusted EBITDA growth, the plan provides that earnings before interest, taxes, depreciation and amortization (“EBITDA”) for any year will be adjusted as follows: to the extent that any portion of the commodity inventory of the Company and its subsidiaries is valued pursuant to generally accepted accounting principles (“GAAP”) at the end of any year at the lower of cost or market value, the EBITDA for such year will be increased by the amount of any unrealized gains which the Company would have recognized in that year if such commodity inventory had been valued at market in accordance with GAAP.
With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:

•	changes in accounting principles that become effective during the performance period;

•	extraordinary, unusual or infrequently occurring events reported in the Company's public filings, excluding early extinguishment of debt, and

•	the disposition of a business, in whole or in part.
The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.
In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:
•gain or loss from all or certain claims and/or litigation and insurance recoveries,
•the impact of impairment of tangible or intangible assets
•restructuring activities reported in the Company's public filings, and

•the impact of investments or acquisitions.
Each of these adjustments may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.
Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $3,000,000 for any executive.
Over the five-year term of the plan, the maximum per participant amounts are thus $15,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan's terms and any other written commitment authorized by the Committee. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.
Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied.
If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company's common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year, with the first one-third to vest on the first anniversary of the award and each subsequent one-third to vest at the end of each subsequent anniversary, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company's Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.
In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.
The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).
Application of Executive Performance Plan in 2012
For 2012, the Compensation Committee selected Sean M. O'Connor, Paul G. Anderson, Scott J. Branch, William J. Dunaway and Brian T. Sephton to be participants in the Executive Performance Plan. The potential bonuses for the participants were based on the following two performance targets: adjusted return on equity and increase in share price. In establishing the adjusted return on equity performance targets for 2012, the Compensation Committee elected to establish the target at each level based upon a premium over the one-year U.S. Treasury Bill rate ("T" in the following table), to be calculated as the average rate over the fiscal year, and determined to be 0.155% for 2012. No bonus was to be earned unless the adjusted return on equity for 2012 was at least 8.0%. Similarly, the Compensation Committee established the increase in share price target at 8.0%. No bonus was to be earned unless the share price increased by at least 8.0%.
The potential bonuses for Messrs. O'Connor, Anderson and Branch based on these performance targets are set forth in the following table. The potential bonuses for Messrs. Dunaway and Sephton were one-half of these amounts.

Executive Performance Plan - Fiscal 2012
Performance Targets
	Adjusted Return on Equity		Increase in Share Price
Return on Equity Premium	Adjusted Return on Equity Target	Target Bonus	Increase in Share Price Target	Target Bonus	Total
	Less than 8.0%	None	Less than 8.0%	None
T+6.0%	min. 8.0%	$200,000	8.0%	$50,000	$250,000
			For every additional 10 b.p., add	$2,500
T+8.0%	8.155%	$400,000	10.0%	$100,000	$500,000
	For every additional 10 b.p., add	$12,800	For every additional 10 b.p., add	$3,200	$16,000
T+10.5%	10.655%	$720,000	12.5%	$180,000	$900,000
	For every additional 10 b.p., add	$14,400	For every additional 10 b.p., add	$3,600	$18,000
T+13.0%	13.155%	$1,080,000	15.0%	$270,000	$1,350,000
	For every additional 10 b.p., add	$16,000	For every additional 10 b.p., add	$4,000	$20,000
T+15.5%	15.655%	$1,480,000	17.5%	$370,000	$1,850,000
	For every additional 10 b.p., add	$17,600	For every additional 10 b.p., add	$4,400	$22,000
T+18.0%	18.155%	$1,920,000	20.0%	$480,000	$2,400,000
	For every additional 10 b.p., add	$19,200	For every additional 10 b.p., add	$4,800	$24,000
T+20.5%	20.655%	$2,400,000	22.5%	$600,000	$3,000,000
	For every additional 10 b.p., add	$20,800	For every additional 10 b.p., add	$5,200	$26,000
Bonuses Earned under Executive Performance Plan for 2012
The Company's adjusted return on equity and increase in share price during the 2012 fiscal year did not exceed either of the minimum thresholds established by the Compensation Committee and the Board of Directors. As a result, no bonuses were awarded under the EPP to the five participating executive officers.
Discretionary Bonuses
The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive's performance and the overall performance of the Company. These awards are in addition to bonuses paid under the Executive Performance Plan.
In the case of discretionary bonuses awarded to the principal executive officers, the discretionary bonuses are awarded in the form of cash, restricted stock or a combination of both, as determined by the Compensation Committee. The nominal amount of the portion of any bonus which is awarded in the form of restricted stock is issued at a 25% discount to the fair market value of the Company's common stock at the time of the award. The restricted stock vests over a period of three years.
In the case of discretionary bonuses awarded to other executive officers, the discretionary bonuses are awarded in the form of cash, unless the executive elects, prior to the end of the first quarter of each fiscal year, to receive a portion of any discretionary bonuses in the form of restricted stock. In the event that the executive makes such an election, then a portion of the nominal amount of the bonus is awarded in the form of restricted stock. As part of the restricted stock calculation, these other executive officers also elected prior to the end of the first quarter of each fiscal year whether to receive restricted stock based upon (i) the executive's first dollar of bonus or (ii) to the extent the bonus exceeds $75,000, and then also elected whether to allocate (a) 10%, (b) 20% or (c) 30% of the elected amount to restricted stock. The restricted shares are issued at a 25% discount from the fair market value of the Company's common stock at the time of the award. The restricted stock vests over a period of three years.
In 2012, the Compensation Committee awarded discretionary bonuses to the five principal executive officers in amounts that the Compensation Committee believed were appropriate in light of each executive's contribution to the Company's success for the 2012 fiscal year. As described in the following table, the nominal amount of the bonuses for Messrs. O'Connor, Branch and Anderson were $400,000 and the nominal amount of the bonuses for Messrs. Dunaway and Sephton were $200,000.
In establishing these bonuses, the Compensation Committee noted that the members of the senior management team were responsible for several major accomplishments during 2012 that were not reflected in the criteria utilized in the Executive Performance Plan for 2012. These accomplishments included the following:

•	The successful acquisition and integration of the London Metals Exchange business of MF Global, which substantially increased the Company's expertise and market share in the metals business.

•
The successful management of the Company's commodities futures business during a period of extraordinary industry turmoil primarily caused by the bankruptcies of MF Global and Peregrine Financial Group.

•
The acquisition and integration of other significant business enterprises which have increased the size and product offerings of the Company and are expected to contribute significantly to future profitability.

The Compensation Committee also considered the relatively modest base salaries of the Company's five principal executives, and concluded that the bonus amounts, when added to the base salaries, were generally consistent with the base salaries paid by the Company's principal competitors to their senior executive officers in the form of base salary.
For 2012, the Compensation Committee elected to award discretionary bonuses in the following amounts to the five principal executive officers:

Discretionary Bonuses
Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O'Connor	$400,000	$330,000	5,276	$93,332
Scott Branch	$400,000	$330,000	5,276	$93,332
Paul Anderson (4)	$400,000	$400,000	—	$—
William Dunaway	$200,000	$170,000	2,262	$40,015
Brian Sephton	$200,000	$170,000	2,262	$40,015
(1)    This column sets forth the nominal amount of the discretionary bonus awarded to each executive for services rendered during 2012. A portion of this amount was paid in the form of a cash bonus and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company's common stock.
(2)    This column sets forth the cash amount of the discretionary bonus awarded to each executive for services rendered during 2012. These amounts were paid in fiscal 2013.
(3)    This column sets forth the number of shares of restricted stock awarded to each executive and the value of the shares calculated in accordance with the Stock Compensation Topic of the Accounting Standards Codification. These shares vest over a period of three years. These shares were granted on December 14, 2012, and had a fair market value of $17.69 per share on the date of grant.
(4)    Due to Mr. Anderson's retirement on October 1, 2012 and pursuant to the terms of the Executive Performance Plan, all of Mr. Anderson's discretionary bonus was paid in cash.
Other Benefits
The Company provides medical, life insurance, disability and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive, in order to help in the Company's efforts to recruit and retain talented executives. The Company's executives participate in these benefit programs on the same basis as all of the Company's other employees. The Company's executives are also entitled to receive certain compensation in connection with the termination of their employment. See “Employment Agreements” below.
Additional Incentive Compensation
In December 2011, the Compensation Committee elected to award additional incentive compensation to four of the named executive officers. The Committee made these awards in conjunction with its annual review of the compensation program for the Company's executive officers. During this review, the Committee noted that the Company had not granted stock options or similar long term incentive compensation to the senior executives since 2008. The Committee determined that the Company should periodically make such awards to the senior executive officers in order to provide them with incentives based upon the long term success of the Company. The awards consisted of stock options. No subsequent option awards have been made to the four named executive officers.

Name
	Options(#)(1)	Value ($)(2)
Sean M. O'Connor	200,000	2,726,224
Scott J. Branch	200,000	2,726,224
William J. Dunaway	80,000	1,090,489
Brian T.Sephton	80,000	1,090,489

(1)
This column sets forth the number of options awarded to each executive and the value of the options calculated in accordance with the Stock Compensation Topic of the Accounting Standards Codification. The stock options granted had an exercise price of $25.91 per share which was 110% of fair market value on the date of grant, a term of ten years and vest ratably over a period of 4 years commencing on the fifth anniversary of the date of grant.

(2)	This column reflects the grant date fair value of the option award.

Summary Compensation Table
The following table sets forth information concerning the compensation of the Company's (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules (the “named executive officers”) for the 2012, 2011 and 2010 fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($)
Sean M. O'Connor Director and Chief Executive Officer	2012	400,000	330,000	285,465	180,033	—	—	10,625	1,206,123
	2011	400,000	256,884	455,826	—	713,116	—	10,413	1,836,239
	2010	362,500	405,000	175,466	20,532	—	—	10,312	973,810

Scott J. Branch Director, Chief Operating Officer	2012	400,000	330,000	285,465	180,033	—	—	10,625	1,206,123
	2011	400,000	256,884	455,826	—	713,116	—	10,413	1,836,239
	2010	362,500	405,000	175,466	20,532	—	—	10,312	973,810

Paul G. Anderson Director, President	2012	400,000	400,000	531,504	—	—	1,063	10,625	1,343,192
	2011	400,000	256,884	455,826	—	713,116	1,502	51,400	1,878,728
	2010	470,833	405,000	—	—	—	36,930	19,943	932,706

William J. Dunaway Chief Financial Officer	2012	200,000	170,000	67,780	72,013	—	271	10,313	520,377
	2011	200,000	136,387	164,186	—	378,613	383	23,856	903,425
	2010	216,667	210,000	—	—	—	663	17,733	445,063

Brian T. Sephton Chief Legal Officer	2012	200,000	170,000	146,089	72,013	—	—	10,625	598,727
	2011	200,000	136,387	164,186	—	378,613	—	10,413	889,599
	2010	189,167	210,000	157,727	16,325	—	—	10,312	583,531
(1)    The amounts in this column reflect discretionary cash bonuses awarded to the executive officers for services rendered in each fiscal year. In each case these cash bonuses were paid in the following fiscal year.
(2)    The amounts in this column represent the dollar amounts recognized by the Company for financial statement reporting purposes in each fiscal year in accordance with the Stock Compensation Topic of the Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these awards, see Note 14 in the Company's consolidated financial statements for the fiscal year ended September 30, 2012, as set forth in the Company's Form 10-K for the 2012 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)    The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in each fiscal year on account of stock options granted to each of the named executive officers in accordance with the Stock Compensation Topic of the Accounting Standards Codification, including expense from stock options granted in earlier years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these option grants, see Note 14 in the Company's consolidated financial statements for the fiscal year ended September 30, 2012, as set forth in the Company's Form 10-K for the 2012 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(4)    The amounts in this column reflect cash bonuses earned by each executive officer in each fiscal year under the Executive Performance Plan. In each case, these bonuses were paid in the following fiscal year.
(5)    The amounts in this column only reflect the actuarial increase in the present value of the named executive officer's benefits under the qualified and non-qualified pension plans of FCStone assumed by the Company in connection with the acquisition of FCStone. The increase was determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.
(6)    The amounts in this column represent (i) the dollar amount of matching contributions made by the Company under its 401(k) plan in 2012, 2011 and 2010, and (ii) for Messrs. Anderson and Dunaway, the value of certain Company vehicles transferred to them during 2011 as well as the incremental cost of their personal use of these vehicles prior to the transfer. For 2012, the matching contributions made by the Company under its 401(k) plan for each officer was $10,625, except for Mr. Dunaway, for whom the maximum calendar year matching contribution was not attained prior to the end of the fiscal year. For Mr. Anderson, the value of the Company vehicle transferred to him was $36,322 and the incremental cost of his personal use of the vehicle in 2011 was $4,664. For Mr. Dunaway, the value of the Company vehicle transferred to him was $10,369 and the incremental cost of his personal use of the vehicle in 2011 was $3.074.
Grants of Plan Based Awards - 2012
The following table sets forth information on plan based awards granted in the 2012 fiscal year to each of the Company's named executive officers. There can be no assurance that the amounts disclosed below will ever be realized. The amount of these equity awards that were expensed, and the amount of the non-equity awards that were earned in 2012, are shown in the Summary Compensation Table on page 15.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards:	All Other Option Awards:
							Number of Shares of Stock or Units(#)(2)	Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Target ($)	Maximum ($) (1)	Target ($)	Maximum ($)
Sean M. O'Connor	12/30/2011	12/30/2011		3,000,000
	12/15/2011	12/15/2011					17,945			440,011
	12/16/2011	12/16/2011						200,000	25.91	2,726,224

Scott J. Branch	12/30/2011	12/30/2011		3,000,000
	12/15/2011	12/15/2011					17,945			440,011
	12/16/2011	12/16/2011						200,000	25.91	2,726,224

Paul G. Anderson	12/30/2011	12/30/2011		3,000,000
	12/15/2011	12/15/2011					17,945			440,011

William J. Dunaway	12/30/2011	12/30/2011		3,000,000
	12/15/2011	12/15/2011					7,341			180,001
	12/16/2011	12/16/2011						80,000	25.91	1,090,489

Brian T. Sephton	12/30/2011	12/30/2011		3,000,000
	12/15/2011	12/15/2011					7,341			180,001
	12/16/2011	12/16/2011						80,000	25.91	1,090,489

(1)    The information in this column sets forth the maximum amount that could have been paid to each named executive officer under the Company's Executive Performance Plan for the year ended September 30, 2012. The potential payment under the plan for each named executive officer ranged from none to the maximum amount specified in the table, depending upon the achievement of the performance criteria for 2012. These criteria are described in the section entitled “Application of Executive Performance Plan in 2012” above.
(2)    The information in this column consists of restricted shares issued in fiscal year 2012 under the Executive Performance Plan and under the Company's Restricted Stock Plan with respect to services rendered in fiscal year 2011.
(3)    The information in this column consists of options granted in fiscal year 2012 under the Stock Option Plan.
Outstanding Equity Awards at Fiscal Year-End - 2012
The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)

Sean M. O'Connor	68,374		2.50	3/7/2013	6,666 (1)	127,054
	26,667	53,333	7.282	12/5/2014	6,855 (2)	130,656
		200,000	25.91	12/16/2021	3,584 (3)	68,311
					17,945 (4)	342,032

Scott J. Branch	26,667	53,333	7.28	12/5/2014	6,666 (1)	127,054
		200,000	25.91	12/16/2021	6,855 (2)	130,656
					3,584 (3)	68,311
					17,945 (4)	342,032

Paul G. Anderson	98,740		18.64	6/13/2016	21,529 (5)	410,343
	73,012		54.23	3/16/2017

William J. Dunaway	9,735		18.64	6/13/2016	1,509 (3)	28,762
	13,275		54.23	3/16/2017	7,341 (4)	139,919
	1,334	2,666	23.49	11/30/2014
		80,000	25.91	12/16/2021

Brian T. Sephton	20,000	40,000	6.62	12/5/2014	5,000 (1)	95,300
		80,000	25.91	12/16/2021	3,814 (2)	72,695
					1,509 (3)	28,762
					7,341 (4)	139,919
(1)    These shares vest equally on December 5, 2012 and 2013.
(2)    These shares vested on December 11, 2012.
(3)    These shares vest equally on December 14, 2012 and 2013.
(4)    These shares vest equally on December 15, 2012, 2013 and 2014.
(5)    All of Mr. Anderson's stock awards vested on October 1, 2012 due to his retirement.
(6)    Based on the closing price of the Company's common stock on September 30, 2012.
Options Exercised and Stock Vested- 2012 Fiscal Year
The following table sets forth the number of shares of common stock acquired during 2012 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O'Connor	44,126	812,801 (1)	11,982	296,970
Scott J. Branch	53,374	1,068,706 (2)	11,982	296,970
Paul G. Anderson	—	—	1,793	43,964
William J. Dunaway	—	—	755	18,513
Brian T. Sephton	—	—	13,548	332,517
(1)    These amounts reflect the exercise of 44,126 options at an exercise price of $2.50 per share.
(2)    These amounts reflect the exercise of 53,574 options at an exercise price of $2.50 per share.
Pension Plans
On September 30, 2009, the Company assumed the FCStone qualified noncontributory defined benefit pension plan in connection with the acquisition of FCStone. The plan was frozen to new employees prior to the acquisition. Additionally, prior to the acquisition, the plan was amended to freeze all future benefit accruals, and accordingly no additional benefits accrue for active participants under the plan. The Company's funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date. Messrs. Anderson and Dunaway are the only named executive officers who are participants in the plan.
Mr. Anderson also has a supplemental non-qualified pension plan that has substantially the same provisions as the defined benefit pension plan.
The table below shows the actuarial present value of accumulated benefits payable to Mr. Anderson and Mr. Dunaway, determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements, the number of years of service credited to each such named executive officer under the plans, and the payments made during the 2012 fiscal year to each such named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul G. (Pete) Anderson	Qualified noncontributory defined benefit plan	21	825,727	52,739
	Supplemental non-qualified pension plan	21	3,819,115	—

William J. Dunaway	Qualified noncontributory defined benefit plan	8	57,943	—
Nonqualified Deferred Compensation
On September 30, 2009, the Company assumed the obligations of FCStone under three deferred compensation plans, consisting of a CEO deferred contribution plan, a mutual commitment compensation plan and an individual non-qualified compensation plan for Mr. Anderson and Mr. Dunaway.
The following table sets forth information with respect to Mr. Anderson and Mr. Dunaway concerning contributions, earnings and distributions under the three former FCStone plans in the 2012 fiscal year, as well as the fiscal year-end balances as of September 30, 2012.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Paul G. (Pete) Anderson	CEO Deferred Compensation Plan			83,654	—	490,973
	Individual Deferred Compensation Plan			1,063	497,426	498,490

William J. Dunaway	Mutual Commitment Compensation Plan			—	18,192	97,808
	Individual Deferred Compensation Plan			271	126,709	126,980
CEO Deferred Compensation Plan. Under the FCStone CEO deferred compensation plan, deferred compensation was credited to Mr. Anderson in January of each year in an amount equal to 15% of his annual incentive bonus for the preceding fiscal year. Each contribution to the deferred compensation plan vested in equal amounts over a five-year period, commencing on December 31 of the year in which the contribution is made. The last contribution to the plan was made by FCStone in 2008, and no further contributions have been made to the plan. Pursuant to the terms of the plan, Mr. Anderson's deferred compensation fully vested upon his retirement from the Company on October 1, 2012.
Mutual Commitment Compensation Plan. Under the FCStone mutual commitment compensation plan, participants were eligible to receive deferred compensation awards. Deferred compensation was credited to the participant within 60 days after the end of each fiscal year in an amount targeted to equal a percentage of the participant's annual base salary for such fiscal year. Each contribution to the plan vests after five years. Mr. Dunaway is the only named executive officer who participates in the plan. No awards were made to Mr. Dunaway under the plan in 2012. If Mr. Dunaway leaves the Company due to his total disability, death or retirement, and he is not in violation of his employment agreement, his deferred compensation will continue to vest. If Mr. Dunaway leaves the Company for any other reason, he will be entitled only to the vested portion of his deferred compensation and will lose the right to any unvested amounts.
Individual Deferred Compensation Plan. Under the FCStone individual deferred compensation plan, for Mr. Anderson and Mr. Dunaway, in 2008, FCStone awarded deferred compensation in the amount of $1,967,083 to Mr. Anderson and $501,072 to Mr. Dunaway. The plan was adopted to replace the awards earned in 2008 by Mr. Anderson and Mr. Dunaway under FCStone's Executive Long Term Incentive Plan. The plan provides that the deferred amounts will be paid in four equal annual installments, commencing on November 5, 2009. The amount of each payment also includes an amount equal to interest that would have accrued on the principal balance at a benchmark rate specified in the plan. In order to receive the payment, the participant must be an employee on the date of the payment or have received a vested right to the payment based on the criteria set forth in the Executive Long Term Incentive Plan.
Employment Agreements
The Company previously entered into employment agreements with Sean M. O'Connor and Scott J. Branch. Those agreements have expired. It is anticipated that the Compensation Committee and the Board of Directors will review and consider contractual arrangements for all executive officers during fiscal year 2013.
Employment Agreement with Brian T. Sephton
The employment agreement for Brian T. Sephton currently has a term of one year, and is automatically renewed for an additional term of one year unless either party elects to terminate the agreement.
Under the agreement, Mr. Sephton is entitled to an annual base salary. The 2012 base salary for Mr. Sephton was $200,000.
Under the agreement, Mr. Sephton is entitled to an annual bonus in an amount to be determined by the Board of Directors and to participate in all benefit plans generally available to other senior executives.
The agreement further prohibits Mr. Sephton from soliciting away any customers and employees during the 12 months immediately following any termination of his employment.
The agreement provides that Mr. Sephton is entitled to receive severance in the event of the termination of his employment. In the event of termination for cause or voluntary resignation, he is entitled to payment of his base salary for a period of 30 days. In the event of termination without cause, Mr. Sephton is entitled to payment of his base salary for four months.
If Mr. Sephton had been terminated for cause or voluntary resignation as of September 30, 2012, he would have been entitled to a termination payment in the amount of $16,667. If Mr. Sephton had been terminated by the Company without cause as of September 30, 2012, he would have been entitled to a termination payment in the amount of $66,667. These amounts would be payable in a lump sum.
The Company reserves the right to make additional payments to terminated employees if the Company determines that such payments are in the Company's best interests. The Company also has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances.
Employment Agreement and Consulting Agreement with Paul G. Anderson
On October 5, 2009, the Company appointed Paul G. Anderson as President. Mr. Anderson had previously served as an executive officer of FCStone. As a result of the merger with FCStone on September 30, 2009, the Company assumed the existing employment agreement between FCStone and Mr. Anderson. That employment agreement has expired.
As previously reported, Mr. Anderson retired as President of the Company on October 1, 2012. Mr. Anderson is currently serving as a consultant to the Company for a minimum period of one year under a consulting agreement, pursuant to which he will receive $200,000, as well as being eligible for a bonus in an amount to be determined by the Compensation Committee.
Potential Payments upon Change of Control
Messrs. O'Connor, Branch and Sephton are not entitled to any benefits, including acceleration of equity awards, upon a change in control of the Company. Mr. Anderson and Mr. Dunaway were entitled to certain benefits upon termination of employment following a change of control under the FCStone's change in control severance plan assumed by the Company as a result of the acquisition of FCStone. The FCStone change of control severance plan was terminated during fiscal year 2012.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
Justin R. Wheeler, Chairman
Bruce Krehbiel
John M. Fowler
Eric Parthemore
Diego J. Veitia
The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION
The Board of Directors has retained the oversight of Director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-executive Director compensation to determine if any adjustments are necessary in order for the Company to attract and retain qualified Directors.
The Company reimburses non-executive Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.
For the 2012 fiscal year, the Company's non-executive Directors received the following amounts:

•	$70,000 per year for service as a Director.

•	$28,000 per year for service as chairman of the Board.

•	$15,000 per year for service as vice-chairman of the Board.

•	$10,000 per year for service as chairperson of the Audit Committee.

•	$5,000 per year for service as chairperson of the Compensation Committee.

•	$5,000 per year for service as chairperson of the Nominating & Governance Committee.

•	A grant of restricted stock having a fair value of $30,000.
The compensation to be paid to the Company's non-executive Directors for the 2013 fiscal year is expected to be the same as for 2012.
No Director who serves as an employee of the Company receives compensation for services rendered as a Director. Additionally, Mr. Anderson, who serves as a consultant to the Company, will not receive compensation for services rendered as a Director in 2013.
During the 2012 fiscal year, each non-executive Director was given the option to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Seven of the non-executive Directors, Messrs. Fowler, Friedman, Henze, Krehbiel, Parthemore, Radziwill and Wheeler, elected to participate fully in fiscal 2012. Two of the non-executive Directors, Mr. Bunte and Mr. Miller, elected to participate during a portion of fiscal 2012 until their retirement from the Board. Participants in the Restricted Stock Plan were allowed to choose the percentage (10%, 20% or 30%) of their compensation payable to them to be exchanged for shares of restricted stock.
All non-executive Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company's directors' and officers' indemnity insurance policies.
The following chart summarizes the 2012 compensation for the Company's non-executive Directors for the fiscal year ended September 30, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)

Brent Bunte (3)	16,030	10,013		26,043
John M. Fowler	49,000	56,054		105,054
Jack Friedman	50,400	59,640		110,040
Daryl Henze	55,500	55,393		110,893
Bruce Krehbiel	45,500	54,041		99,541
Robert A. Miller, Ph.D. (4)	16,030	8,354		24,384
Eric Parthemore	45,500	54,041		99,541
John Radziwill	61,075	60,640		121,715
Diego J. Veitia	65,000	35,006		100,006
Justin R. Wheeler	48,125	55,045		103,170
(1)    The amounts in this column represent the fair value of restricted stock awards granted to each non-executive Director in fiscal 2012. Fair value is calculated using the closing price of the Company's stock on the date of grant. For additional information, refer to Note 14 to the Company's consolidated financial statements for the fiscal year ended September 30, 2012, set forth in the Company's Form 10-K for the 2012 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors. All non-executive Directors are eligible to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Each non-executive Director may exchange a portion of his Director's fees for shares of restricted stock valued at a discount of 25% to the fair market value on the date of grant.
(2)    As of September 30, 2012, the number of shares underlying outstanding stock options and restricted stock held by each of our non-executive Directors were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options	Aggregate Number of Shares Underlying Outstanding Restricted Stock

Brent Bunte	13,053	—
John M. Fowler	5,000	5,155
Jack Friedman	19,314	4,829
Daryl Henze	2,728	4,490
Bruce Krehbiel	24,927	4,256
Eric Parthemore	18,872	4,256
John Radziwill	5,000	5,383
Diego J. Veitia	3,333	4,721
Justin R. Wheeler	5,114	5,281
(3)    Mr. Bunte retired from the Board of Directors effective as of February 23, 2012 and participated in the Company's restricted stock plan until his retirement.
(4)    Mr. Miller retired from the Board of Directors effective as of February 23, 2012 and participated in the Company's restricted stock plan until his retirement.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Shareholders are being asked to ratify and approve the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2013 fiscal year. The appointment of KPMG was made by the Audit Committee of our Board of Directors. KPMG has served as the Company's independent accounting firm since fiscal year 2010, and served as the independent accounting firm of FCStone Group, Inc. and its predecessor firm since 1980. In connection with the audit of our 2013 fiscal year consolidated financial statements, the Company entered into an engagement agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the appointment of KPMG effectively would also be a ratification of that agreement.
Audit services provided by KPMG for our 2012 fiscal year included the examination of the consolidated financial statements of the Company and its subsidiaries and services related to our periodic filings with the SEC. The services provided by KPMG are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees.”
Representatives of KPMG are expected to be present at the 2013 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Shareholder ratification of the appointment of KPMG as the Company's independent registered public accountants is not required by the Company's bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
Audit Committee Report
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accountants are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.
The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company's website, www.intlfcstone.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited consolidated financial statements. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by PCAOB Rule 3200T regarding "Communication with Audit Committees." This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's consolidated financial statements, including the disclosures relating to critical accounting policies. In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by the applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, has discussed with the independent accountants their independence from the Company and its management, and has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the accountants' independence.
The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audits. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's consolidated financial statements and the effectiveness of the Company's systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 for filing with the Securities and Exchange Commission and appointed KPMG LLP to serve as the Company's independent auditors for 2013.
Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Daryl Henze (Chairman)
Jack Friedman
Bruce Krehbiel
John M. Fowler
Justin Wheeler
The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Independent Auditor Fees
KPMG, the Company's independent registered public accountants for the fiscal years ending September 30, 2012 and 2011, performed the review of each of the Company's quarterly reports for the 2012 and 2011 fiscal years and the audit of the Company's consolidated financial statements for the years ended September 30, 2012 and 2011.

The following table sets forth information regarding fees for professional services rendered by KPMG with respect to the 2012 and 2011 fiscal years.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees (1)	$1,912,227	$1,688,600
Audit Related Fees (2)	$24,500	$21,000
Tax Fees (3)	$37,500	$21,640
All Other Fees	$17,600	$—

Total	$1,991,827	$1,731,240
(1)    Audit Fees consist of fees billed, or expected to be billed, for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services normally provided in connection with regulatory filings or engagements. The audit fees for fiscal 2011 include additional fees paid by the Company in 2012 above the $995,000 originally reported for fiscal 2011 in the proxy statement for the 2012 Annual Meeting of Shareholders. These fees were paid to compensate KPMG for additional hours incurred in performing the fiscal 2011 audit as well as for two statutory audits of foreign subsidiaries of the Company. In addition, audit fees include $107,600 in fees which had been previously listed as Audit Related Fees in the proxy statement for the 2012 Annual Meeting of Shareholders.
(2)    Audit-Related Fees consist of fees for assurance and related services rendered during the fiscal year that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees," as well as fees for the audit of a certain employee benefit plan. Audit fees of $107,600 for fiscal 2011, which had been reported as Audit-Related Fees in the proxy statement for the 2012 Annual Meeting of Shareholders, have been re-classed to audit fees.
(3)    Tax Fees consist of fees rendered during the fiscal year for assistance in responding to inquiries with respect to previous tax years during which KPMG acted as the tax preparer.
The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2012 fiscal year, 100% of the audit and non-audit services were pre-approved by the Audit Committee.

PROPOSAL 3 - APPROVAL OF THE PROPOSED 2013 STOCK OPTION PLAN
The Board of Directors has approved a new stock option plan (the "2013 Stock Option Plan" or "Plan") under which the Company would be authorized to issue stock options to employees, officers, directors and consultants. The Plan is subject to shareholder approval. The 2013 Stock Option Plan is intended to replace the 2003 Stock Option Plan which has expired.
The full text of the 2013 Stock Option Plan is set forth in Exhibit A to this proxy statement.
Plan Description
The following summary describes briefly the principal features of the Plan. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Plan.
Purpose
The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to employees, officers, directors and consultants of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business.
Eligibility
The Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or any parent or subsidiary of the Company. All employees of the Company and its subsidiaries are eligible to participate in the Plan upon recommendation by executive management, approval of the Compensation Committee and in accordance with the terms of the Plan.
Stock Subject to the Plan
The total number of shares of stock which may be issued by the Company under the Plan is 1,000,000 shares. If and to the extent an option granted under the Plan expires or terminates for any reason whatsoever, in whole or in part, the remaining shares subject to that particular option will again be available for grant under the Plan.
Plan Administration
The Plan will be administered by the Board of Directors of the Company (the "Board") unless the Board authorizes the Compensation Committee to administer the Plan. The Compensation Committee must consist of not less than two directors. The Board may delegate to the Compensation Committee full power and authority to take any action required or permitted to be taken by the Board under the Plan.
General Conditions
The Board will have the discretion to determine the employees, officers, directors and consultants who will receive options and the number of shares subject to the options.
The Board may issue incentive stock options ("Incentive Options") within the meaning as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Options ("Non-Qualified Options").
The Plan sets forth certain general conditions relating to the options that may be granted under the Plan: (a) the maximum term of any Incentive Option will be 10 years; (b) an option will be exercisable only as long as an optionee is in "continuous employment" with the Company (as this term is defined in the Plan) or is continually on the Board of Directors of the Company, or any parent, subsidiary or successor thereof except as expressly permitted by the Plan; and (c) an option granted under the Plan will not be assignable or transferable other than by will or the laws of descent and distribution.
Stock Options
The option price of stock options granted under the Plan will not be less than 100% of the fair market value of the stock on the date the option is granted.

Options will become exercisable in the manner determined by the Board at the time of the grant of the options. An option will terminate upon the occurrence of the following conditions: (a) the expiration of one year after termination of employment due to death or disability; (b) immediately upon termination for cause; (c) the expiration of 90 days after termination of employment for a reason other than death, disability or cause; (d) the expiration of 90 days after the removal or resignation of the optionee from the Board, or (e) an earlier date established by the Board at the time of the grant of the option.
The Plan contains certain additional conditions applicable to options designated as Incentive Options. Incentive Options may be granted only to employees. No employee may be granted Incentive Options exercisable for the first time in any calendar year in which Incentive Options have an aggregate fair market value of stock (determined for each Incentive Option at its date of grant) in excess of $100,000. Incentive Options granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price of not less than 110% of the fair market value of the stock on the date the option is granted.
Payment of the exercise price may be made by cash, certified bank check, wire transfer or, subject to the approval of the Board: (i) shares of the Company's common stock; or (ii) through the sale of the shares acquired on exercise of the option through a broker-dealer. In the alternative, the Board may accept a promissory note, secured or unsecured, in the amount of the option price made by the optionee on terms and conditions satisfactory to the Board.
Plan Termination and Amendment
The Plan will terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board, whichever is earlier. The Board approved and adopted the Plan, subject to shareholder approval, on November 15, 2012. The Board may also amend or terminate the Plan at any time. Any such amendment or termination may not adversely affect the rights of a optionee.
The Company must obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor statute or regulation) or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the common stock is listed or quoted.
Predecessor Option Plan
The Company's previous option plan in effect was the 2003 Stock Option Plan (the "2003 Stock Option Plan"), which expired on December 19, 2012, ten years after shareholder approval. Under the 2003 Stock Option Plan, a total of 2,321,679 options were issued prior to its expiration and 463,621 of those options have been exercised to date. There are no material differences between the 2003 Stock Option Plan and the 2013 Stock Option Plan, except that the number of shares reserved for issuance under each plan changed from 3,250,000 shares in the 2003 Stock Option Plan to 1,000,000 shares in the 2013 Stock Option Plan.
Predecessor Option Agreements
All outstanding options under any existing option agreements continue to be governed by the terms of the documents evidencing such options and the provisions of the 2013 Stock Option Plan will not affect or otherwise modify the rights or obligations of the holders of those options.
Other Provisions
The option agreements may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.
Federal Tax Treatment of Options
Options granted under the Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Qualified Options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
Incentive Options. No taxable income is recognized by the optionee at the time of the option grant and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.
If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.
Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a Non-Qualified Option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares and the optionee will be required to satisfy the tax withholding requirements applicable to such income.
If the shares acquired upon exercise of the Non-Qualified Option are unvested and subject to forfeiture in the event of the optionee's termination of service, the optionee will not recognize any taxable income at the time of exercise, but will have to report as ordinary income as and when the Company's forfeiture lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the forfeiture to the Company lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the forfeiture lapses.
The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Qualified Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.
Vote Required and Board Recommendation
The affirmative vote of a majority of the shares voting at the Annual Meeting, present in person or represented by proxy, is required to approve the Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2013 STOCK OPTION PLAN.
PROPOSAL 4 - OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for consideration at the 2013 annual meeting. If any other matters are properly brought before the 2013 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.
MANAGEMENT
The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Executive Officer Since	Position with the Company
Sean M. O'Connor	50	2002	2002	Director and Chief Executive Officer
Scott J. Branch	50	2002	2002	Director and Chief Operating Officer
William J. Dunaway	41	—	2009	Chief Financial Officer
Brian T. Sephton	55	—	2004	Chief Legal and Governance Officer
Peter J. Nessler, Jr.	55	—	2012	Executive Vice President - Commodities
Aaron Schroeder	37	—	2012	Group Controller

The background of each of the Company's executive officers who also serve as a Director is set forth in Proposal 1 - Election of Directors. The backgrounds of Mr. Dunaway, Mr. Sephton, Mr. Nessler and Mr. Schroeder are set forth below.
William J. Dunaway was appointed Chief Financial Officer of the Company on October 5, 2009 following the merger with FCStone. From January 2008 until the merger, Mr. Dunaway was the Chief Financial Officer of FCStone. Mr. Dunaway has over 17 years of industry experience with FCStone and its predecessor companies, including service as the Executive Vice President and Treasurer.
Brian T. Sephton was appointed Chief Legal and Governance Officer of the Company on October 5, 2009 following the merger with FCStone. Mr. Sephton joined the Company in December 2004 as its Executive Vice President and was appointed Chief Financial Officer effective January 1, 2005. From 1999 until 2004, Mr. Sephton served as Senior Vice President of Standard New York Securities in Miami, Florida, with responsibilities for managing the activities of an office specializing in Latin American investment banking and investment advisory businesses. Mr. Sephton qualified as both a chartered accountant and an attorney in South Africa.
Peter J. Nessler, Jr. was appointed as Executive Vice President – Commodities of the Company in May 2012. Mr. Nessler served as Senior Vice President of FCStone Group, Inc. from 2008 to 2010. In October 2010, Mr. Nessler became President of FCStone, LLC. In September 2012, Mr. Nessler also became CEO of FCStone, LLC and President/CEO of FCStone Group, Inc. Mr. Nessler has been with FCStone since 1982 and served as a risk manager for nearly 30 years.
Aaron Schroeder was appointed as Group Controller in November 2012. Mr. Schroeder has been with the Company and FCStone for nearly 10 years. Mr. Schroeder has been Chief Accounting Officer of FCStone since January 2008, and prior to appointment was Director of Accounting, Group Controller and Assistant Treasurer of FCStone and its subsidiaries. Before coming to work for FCStone, Mr. Schroeder worked as a Senior Associate at the accounting firm, KPMG LLP.
Code of Ethics
The Company has adopted a Code of Ethics which applies to the Company's officers, Directors and employees. A copy of the Company's Code of Ethics is available on the Company's website www.intlfcstone.com.
The Code of Ethics governs the behavior of all the Company's employees, officers and Directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee's normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.
If one of the Company's executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.
The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of December 31, 2012, by:
•each person known by the Company to own more than 5% of the Company's common stock,
•each Director and nominee for Director of the Company,
•each of the Company's executive officers named in the “Summary Compensation Table” and
•all of the Company's executive officers and Directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Bares Capital Management, Inc. (3)	3,137,107	16.23%
Leucadia National Corporation (4)	1,618,044	8.37%
Royce & Associates, LLC (5)	1,402,127	7.25%
Sean M. O'Connor (6) (7) (8)	1,257,629	6.48%
Scott J. Branch (9) (10) (11)	1,086,479	5.61%
John Radziwill (12) (13) (14)	861,685	4.46%
Paul G. Anderson (15)	209,478	1.07%
Bruce Krehbiel (16)	152,221	*
Brian T. Sephton (17)	122,493	*
John M. Fowler (18)	47,879	*
Eric Parthemore (19)	47,274	*
Jack Friedman (20)	39,212	*
William J. Dunaway (21)	39,135	*
Peter J. Nessler, Jr. (22)	33,773	*
Diego J. Veitia (23) (24)	25,414	*
Daryl Henze (25)	11,012	*
Aaron M. Schroeder (26)	10,506	*
Justin R. Wheeler (27)	10,328	*
All Directors and executive officers as a group (15 persons) (28)	3,954,518	20.02%
*Less than 1.0%
(1)    Except as otherwise noted, all shares were owned directly with sole voting and investment power.
(2)    Includes shares of common stock that can be acquired under outstanding options within 60 days from December 31, 2012 and restricted shares granted through December 31, 2012.
(3)    The address of Bares Capital Management, Inc. is 221 W 6th Street, Suite 1225 Austin, TX 78701.
(4)    The address of Leucadia National Corporation is 315 Park Ave. S., New York, New York 10010.
(5)    The address of Royce & Associates, LLC is 745 5th Avenue, New York, New York 10151.
(6)    The address of Sean M. O'Connor is 708 Third Avenue, 15th Floor, New York, New York 10017.
(7)    Includes 780,434 shares held by Darseaker Limited Trust.  Mr. O'Connor is an advisor to the Darseaker Limited Trust and his family members may be beneficiaries of the Trust.
(8)    Includes 95,041 shares that Mr. O'Connor may acquire under outstanding stock options and 16,382 restricted shares. 133,246 of these shares were held in a margin account as of December 31, 2012.
(9)    Scott J. Branch's address is 708 Third Avenue, 15th Floor, New York, New York 10017.
(10)    Includes 367,647 shares owned by Mr. Branch's spouse, Barbara Branch.
(11)    Includes 26,667 shares that Mr. Branch may acquire under outstanding stock options and 16,382 restricted shares.
(12)    Includes 4,653 restricted shares and 1,667 shares issuable upon the exercise of stock options.
(13)    Includes 569,853 shares owned by Goldcrown Asset Management Limited. Mr. Radziwill is a Director and a beneficial owner of more than 10% of Goldcrown Asset Management Limited.
(14)    Includes 282,514 shares owned by Humble Trading Limited. Mr. Radziwill is affiliated with Humble Trading Limited but disclaims beneficial ownership of these shares. 110,172 of these shares were held in a margin account as of December 31, 2012.
(15)    Includes 171,752 shares issuable upon the exercise of stock options.
(16)    Includes 24,927 shares that Mr. Krehbiel may acquire under outstanding stock options, 4,531 restricted shares and 118,400 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.

(17)    Includes 10,410 restricted shares and 20,000 shares issuable upon the exercise of outstanding stock options. 75,767 of these shares were held in a margin account as of December 31, 2012.
(18)    Includes 4,988 restricted shares, 5,200 shares owned by Mr. Fowler's spouse and 1,666 shares that Mr. Fowler may acquire under outstanding stock options.
(19)    Includes 18,872 shares issuable upon the exercise of stock options, 4,531 restricted shares and 21,243 shares held by Heritage Cooperative, Inc., of which Mr. Parthemore is president and chief executive officer.
(20)    Includes 19,314 shares that Mr. Friedman may acquire under outstanding stock options and 5,011 restricted shares. Mr. Friedman retired as manager of Innovative Ag Services in December 2012, and thus the shares held by that entity are no longer included within Mr. Friedman's report.
(21)    Includes 25,677 shares that Mr. Dunaway may acquire under outstanding stock options and 7,910 restricted shares.
(22)    Includes 22,355 shares that Mr. Nessler may acquire under outstanding stock options and 8,616 restricted shares.
(23)    Includes 20,176 shares held by The Diego J. Veitia Family Trust (the "Veitia Family Trust"). Mr. Veitia is the settlor, sole trustee and primary beneficiary of the Veitia Family Trust. Also includes 5,238 shares individually and in Veitia and Associates, of which Mr. Veitia is the sole owner. 20,176 of these shares were held in a margin account as of December 31, 2012.
(24)    Includes 4,076 restricted shares.
(25)    Includes 2,728 shares issuable upon the exercise of stock options and 4,697 restricted shares.
(26)    Includes 6,710 shares that Mr. Schroeder may acquire under outstanding stock options.
(27)    Includes 5,396 restricted shares and 1,705 shares that Mr. Wheeler may acquire under outstanding stock options.
(28)    Includes 432,371 shares issuable upon the exercise of currently exercisable stock options and 97,583 restricted stock shares.

Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Securities Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.
Based solely on the review of such reports, the Company is aware of one filed report by Mr. Veitia with respect to one transaction and one filed report by Mr. O'Connor with respect to one transaction under Section 16(a) which were not filed on a timely basis during the 2012 fiscal year. In addition, the Company is aware of the untimely filing of one report by each of seven of the non-executive directors of restricted stock acquired on or about July 31, 2012 through the Company's Restricted Stock Plan as part of the annual compensation of independent directors and as disclosed in the 2012 Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Three of the Company's Directors, Jack Freidman, Bruce Krehbiel and Eric Parthemore, are executive officers of cooperatives that utilize the services of FCStone. Each of these Directors previously served as Directors of FCStone. The following table sets forth the amounts paid by these stockholder cooperatives for our services during the 2012 fiscal year.

Board Member	Board Member's Cooperative	Amounts Paid by Cooperative to the Company for Services

Jack Friedman	Innovative Ag Services	$280,646

Bruce Krehbiel	Kanza Cooperative Association	$107,733

Eric Parthemore	Heritage Cooperative Inc.	$124,744
The Company's policy is that all transactions between the Company and its officers, Directors and/or five percent stockholders must be on terms that are no more favorable to those related parties than the terms provided to our other customers.
GENERAL INFORMATION
Shareholder Proposals
Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2014 annual meeting of shareholders and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 14, 2013, which is 120 calendar days prior to the first anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at the Company's 2014 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by November 28, 2013, as required by SEC Rule 14a-4(c)(1).
Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.
Solicitation
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.
Availability of Form 10-K
The Company will provide the Company's Annual Report on Form 10-K for the 2012 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. Exhibits to Form 10-K will also be provided upon specific request.

John Radziwill
Chairman
January 11, 2013

Exhibit A
INTL FCStone Inc.
2013 Stock Option Plan

INTL FCSTONE INC., a Delaware corporation (the “Company”), hereby adopts this Stock Option Plan (this “Plan”) for its employees, officers, directors and consultants, in accordance with the following terms and conditions.
1.Purpose of Plan. The purpose of this Plan is to advance the growth and development of the Company by affording an opportunity to employees, officers, directors and consultants of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. This Plan is intended to permit certain designated stock options granted under this Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2.Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

(a)"Board of Directors" means the board of directors of the Company.

(b)“Cause" means: (i) the commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to the Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of the personnel of the Company or any Parent or Subsidiary on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

(c)"Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

(d)"Company" means INTL FCStone Inc., a Delaware corporation.

(e)“Continuous Employment” means the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof.

(f)"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(g)"Eligible Employee" means any employee, officer, director or consultant of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422 of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)"Fair Market Value" as of a particular date shall mean the fair market value of the Common Stock. For purposes of this Plan, the fair market value of one Share on any relevant date shall be determined as follows:

(i)If the Shares are traded on an established securities market (including the NASDAQ Stock Market), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or

(ii)If the Shares are not traded on an established securities market, the fair market value, as determined by the Board of Directors in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date. Such fair market valuation determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and with respect to Incentive Stock Options, consistent with rules prescribed under Section 422 of the Code.

(j)"Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

(k)"Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(l)"Nonqualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

(m)"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)"Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

(o)"Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

(p)"Optionee" means any Eligible Employee who is granted an Option as provided in this Plan.

(q)"Parent" means any present or future "parent corporation" of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by this Plan.

(r)"Plan" means this Plan, as amended from time to time.

(s)“Securities Act” means the Securities Act of 1933, as amended.

(t)"Share" means a share of Stock.

(u)"Stock" means authorized and unissued shares of the Company's Common Stock, $.01 par value per share, or treasury shares of such class.

(v)"Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by this Plan.

Where applicable, the terms used in this Plan have the same meanings as the terms used in the Code, and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.
3.Stock Subject to Option.

(a)Available Shares. The total number of Shares which may be issued by the Company to all Optionees under this Plan is 1,000,000 Shares. Except as otherwise provided in Section 3(b) of this Plan, the total number of Shares which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

(b)Expired Options and Delivered Shares. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Shares (or remaining Shares) subject to that particular Option shall again be available for grant under this Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.

4.Administration of this Plan.

(a)Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of Shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of Shares pursuant to this Plan. The Board of Directors may amend this Plan and any Option Agreement without any additional consideration to affected Optionees to the extent necessary to avoid the imposition of penalties on holders of Options granted under this Plan under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Option Agreements (or both) before those amendments. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or an Option granted under this Plan.

(b)Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, as amended, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of this Plan.

(c)Authorization of Officers to Grant Options. In accordance with applicable law, the Board of Directors may, by a resolution adopted by the Board of Directors, authorize one or more Officers to designate Eligible Employees (excluding the Officer(s) so authorized and any other Officers of the Company who are or are expected to be subject to Section 16(b) of the Exchange Act) to be Optionees of Options and determine the number of Options to be granted to such Eligible Employees; provided, however, that the resolution adopted by the Board of Directors so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

(d)Compliance with Internal Revenue Code. The Board of Directors (or the Committee if appointed) shall at all times administer this Plan and make interpretations under this Plan in such a manner that Options granted under this Plan designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

5.Selection of Optionees.

(a)Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

(b)Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of Shares with respect to which any Incentive Stock Options under this Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(c)Limitation on Annual Grants of Options. No Eligible Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares. The limitation described in this Section 5(c) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12 of this Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Sections 12 or 13 of this Plan), the canceled Option will be counted against the limitation described in this Section 5(c).

6.Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement which shall include such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

7.Option Prices.

(a)Determination of Option Price. Except as otherwise provided by this Section 7(a), the option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for any Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to an Eligible Employee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Employee immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Employee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Board of Directors determines to be necessary to achieve such preservation of economic value. Any Option that is granted to an Eligible Employee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Eligible Employee's commencing employment with the Company may be granted with such exercise price as the Board of Directors determines to be necessary to provide such material inducement.

(b)Determination of Stock Ownership. For purposes of Sections 7 and 8, an Optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

8.Term of Options.

(a)No Incentive Stock Option granted under this Plan may be exercised later than ten (10) years from the date of grant. Non-Qualified Stock Options shall have such term as the Board of Directors shall determine.

(b)The term for any Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be more than five (5) years from the date of grant.

9.Exercise of Option.

(a)Limitation on Exercise of Option. Except as otherwise provided in this Plan, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of any Option at any time.

(b)Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in Continuous Employment with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the Option Agreement, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

(i)for a period ending ninety (90) days after the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option shall terminate upon the delivery of notice of termination of employment; or

(ii)for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof, on which such Optionee has served; or

(iii)by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or

(iv)within one (1) year after the Optionee's employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such Disability is the cause of termination.

(c)Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of the Option, an Optionee may exercise the Option, in whole or in part, by written notice to the Company stating in such written notice the number of Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable federal and state securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

(d)Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the Shares being purchased. The acceptable form of consideration may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Board of Directors:

(i)Mature Shares; or

(ii)pursuant to procedures approved by the Board of Directors, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise. For purposes of this Section 9, Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

(e)Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal, state, local and foreign income tax withholding requirements.

10.Nontransferability of Options. Except as otherwise provided in Section 9(b)(iii) and (iv) of this Plan, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of an Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions of this Plan, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

11.Compliance with the Securities Laws.

(a)Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such Shares for investment purposes only and that he has no present intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the Shares pertaining to the Option are not registered under the Securities Act, or any applicable state securities laws. In the event that Shares subject to the Option are registered under the Securities Act, an Optionee shall no longer be required to comply with this subsection 11(a).

(b)Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification .of the Shares subject to an Option upon any securities exchange or under any federal or state securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

(c)Restrictions on Transfer of Shares. The Shares acquired by an Optionee pursuant to the exercise of an Option shall be freely transferable; provided, however, that such Shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Securities Act, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such Shares under federal or state securities laws has been received by the Company.

(d)Restrictive Legend. In order to enforce the restrictions imposed upon Shares under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

"The shares of Common Stock evidenced by this certificate have been issued under the INTL FCStone Inc. 2013 Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.
These shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available."
12.Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by this Plan, or in the number, option price and kind of Shares covered by the outstanding Options. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional Shares.

13.Reorganization Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of any or all Options previously issued upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

14.Notification of Disqualifying Disposition. If an Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) two years after the date of grant, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

15.Escrow. In order to enforce the restrictions imposed upon Shares under this Plan, the Board of Directors or the Committee may require any Optionee to enter into an escrow agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

16.Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

17.Optionee's Rights as a Holder of Shares.

(a)Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates for such Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in Section 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(b)Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the Shares registered in their names. A stock certificate representing dividends declared and paid in Shares shall be issued and delivered to the purchaser after such Shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

(c)Voting Rights. Purchasers of Shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the Shares purchased.

18.Amendment and Termination of this Plan.

(a)Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company; and (ii) the Company shall obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor statute or regulation) or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(b)Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of this Plan under this subsection 18(b). Any Option outstanding at the time this Plan is terminated under this subsection 18(b) shall remain in effect until the Option is exercised or expires.

19.Miscellaneous.

(a)Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

(b)Effective Date of this Plan. This Plan shall be effective upon adoption of this Plan by the Board of Directors. This Plan shall be submitted to the shareholders of the Company for their approval within 12 months of the approval by the Board of Directors and, if such approval is not obtained, this Plan shall terminate. Options may be granted prior to the obtaining of such shareholder approval but the exercise of such options shall be conditioned upon such shareholder approval.

(c)Employment. Nothing in this Plan or in any Option granted under this Plan, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

(d)Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith.

(e)Plan Binding. This Plan shall be binding upon the successors and assigns of the Company.

(f)Gender. Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(g)Headings. Captioned headings of Sections and subsections of this Plan are inserted for convenience and reference, and constitute no part of this Plan.

(h)Applicable Law. This Plan and related Option Agreements shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

INTL FCStone®

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.envisionreports.com/INFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the INTL FCSTONE INC. Shareholder Meeting to be Held on February 21, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials available at:

www.envisionreports.com/INFC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/INFC** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 11, 2013 to facilitate timely delivery.

01K61D

Shareholder Meeting Notice

The 2013 Annual Meeting of Shareholders of INTL FCStone Inc. will be held at The University Club of New York, One West 54th Street, New York, NY 10019, on February 21, 2013 at 10:00 a.m. (local time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3:

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

The following materials are available for you to review online:

• the Company's 2013 Proxy Statement (including all attachments thereto);
• the Company's Annual Report for the year ended September 30, 2012 (which is not deemed to be part of the official proxy soliciting materials); and
• any amendments to the foregoing materials that are required to be furnished to shareholders.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/INFC**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials INTL FCSTONE INC." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 11, 2013.

01K61D

INTL FCStone®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 20, 2013.

Vote by Internet

- Go to **http://www.envisionreports.com/INFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

01 - Paul G. Anderson	02 - Scott J. Branch	03 - John Fowler
04 - Daryl K. Henze	05 - Bruce Krehbiel	06 - Sean M. O'Connor
07 - Eric Parthemore	08 - John Radziwill	09 - Diego J. Veitia

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

01K5ZE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on February 21, 2013

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INTL FCStone®

Proxy — INTL FCSTONE INC.

Notice of 2013 Annual Meeting of Shareholders

University Club of New York
One West 54th Street
New York, NY 10019
Proxy Solicited by Board of Directors for Annual Meeting — (February 21, 2013)

John Radziwill or Sean M. O'Connor, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of INTL FCStone Inc. to be held on February 21, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR the Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)